Exhibit 10.32

ADVANCED POWER TECHNOLOGY, INC.

INCENTIVE BONUS PLAN

Plan Summary

Certain of Advanced Power Technology, Inc.’s (APT) management employees, including executive officers, are eligible for the Incentive Bonus Plan (Plan).

The bonus is based on APT’s consolidated pro forma profit before tax and before incentive bonus expense (PBT).  Pro forma profit before tax is the profit measure APT’s management uses to evaluate ongoing operations and excludes such items as non-cash acquisition related charges, restructuring activities, and deferred tax valuation charges.

Each Plan participant is eligible to receive a bonus up to a certain percentage of their annual salary (Participation Level).  The Participation Level for each eligible employee, except for the Executive Officers, is determined solely at APT management’s discretion. The Executive Officers’ Participation Level as well as the PBT target for 100% payout for all Plan participants is approved annually by APT’s Board of Directors. Payouts are calculated quarterly in direct proportion to the amount of PBT achieved in relation to the 100% PBT target set by the Board of Directors.  The following is an example of a quarterly payout for an eligible employee.

Payout Example

Quarterly 100% PBT Target	=	$3,000,000
Employee Participation Level	=	10%
Employee Annual Salary	=	$80,000
Employee Quarterly 100% Bonus	=	$2,000 ($80,000 x 10%/4)

Actual PBT for a Quarter	=	$1,500,000
Percentage of Target	=	50% ($1,500,000/$3,000,000)

Employee Quarterly Bonus Payout	=	$1,000 ($2,000 x 50%)

Executive Officer Participation Level

The Participation Level of APT’s executive officers are as follows:

Name	Position	Participation Level
Patrick P.H. Sireta	President, Chief Executive Officer and Chairman of the Board of Directors	87.5%
Russell J. Crecraft	Executive Vice President & Chief Operating Officer	50.0%
Greg M. Haugen	Vice President, Finance and Administration, Chief Financial Officer and Secretary	50.0%
John I. Hess	Vice President, Switching Power Products	50.0%
Thomas A. Loder	Vice President, Sales and Marketing	50.0%
Dah Wen Tsang	Vice President, Engineering and Research and Development	50.0%
Charles C. Leader, III	Vice President, Military, Avionics, and Radar Products	35.0%
George J. Krausse, III	Vice President, Commercial RF Products	25.0%